UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015 (June 15, 2015)

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On June 18, 2015, Rex Energy Corporation (the “Company” or “Rex”), and its unaffiliated partner, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with American Industrial Water, LLC (“American Water”), an affiliate of American Water Works Company, Inc.

Pursuant to the Purchase Agreement, American Water has agreed, subject to certain parameters and provisions for adjustment, and regulatory approval, to purchase (i) 100% of the Company’s 60% membership interest in Water Solutions Holdings, LLC, and its subsidiaries (“Water Solutions”), for cash, and (ii) the interests of the unaffiliated partner’s in Water Solutions for a combination of cash and a rollover of equity. The transaction is valued at approximately $130 million. The Purchase Agreement includes various provisions for adjustment to the purchase price that are customary in transactions of this kind, as well as limited post-closing indemnity obligations by the Company and its unaffiliated partner. Additional recourse for post-closing indemnification is limited to an insurance policy to be procured by American Water in connection with closing. The transaction is subject to regulatory review under the Hart-Scott-Rodino Act, as amended, and is expected to close promptly after receipt of clearance by the appropriate agency.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2015. The Company intends to request confidential treatment for certain portions of the Purchase Agreement, which will be omitted from the exhibit.

Waiver to Senior Credit Agreement

On June 15, 2015, Royal Bank of Canada (“RBC”), as Administrative Agent, and the other lenders signatory thereto, waived the restriction on the type of disposition contemplated in the Purchase Agreement (“Waiver”), contained in that certain Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”). Unless otherwise defined, capitalized terms in this section have the meaning ascribed to them in the Credit Agreement.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement. A copy of the Waiver will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

Item 7.01. Regulation FD Disclosure.

On June 18, 2015, the Company issued a press release announcing the Purchase Agreement with American Water. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Rex Energy Corporation Press Release dated June 18, 2015.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Senior Vice President, General Counsel and Secretary

Date: June 19, 2015